UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2023

Apollo Debt Solutions BDC
(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (212)
515-3200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities
As of September 1, 2023, Apollo Debt Solutions BDC (the “
Fund
,” “
ADS
,” “
we
” or “
our
”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on September 25, 2023) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I common shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “
Private Offering
”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of September 1, 2023 (number of shares finalized on September 25, 2023)	3,130,618	$76,707,334
Item 7.01. Regulation FD Disclosures
Apollo Debt Solutions Announces Special Distributions
On September 25, 2023, the Fund announced that its Board of Trustees declared special distributions totaling $0.06 per share to be distributed in three consecutive monthly payments of $0.02 per share. Payments will be made to shareholders of record as of October 31, 2023, November 30, 2023 and December 29, 2023, on or around November 29, 2023, December 27, 2023 and January 29, 2024, respectively. The special distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan. These special distributions are in addition to the regular monthly distribution of $0.18 per share that was declared on September 25, 2023 to shareholders of record as of September 29, 2023 to be paid on or about October 27, 2023.
The special distributions pay out a portion of the Fund’s undistributed taxable income generated in 2023, which have been supported by elevated base interest rates and attractive spreads on the Fund’s newly originated loans.
September 2023 Distributions
On September 25, 2023, the Fund declared distributions for each class of its common shares of beneficial interest (the “
Shares
”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1800	$0.0000	$0.1800
Class S Common Shares	$0.1800	$0.0171	$0.1629
Class D Common Shares	$0.1800	$0.0050	$0.1750
The distributions for each class of Shares are payable to shareholders of record as of the open of business on September 29, 2023 and will be paid on or around October 27, 2023. These distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.
Portfolio and Business Commentary
(All figures as of August 31, 2023, unless otherwise noted)
For the month ended August 31, 2023, the Fund’s net asset value (“
NAV
”) per share was $24.50, up 0.50% from $24.38 as of July 31, 2023. The Fund’s
1-month,
3-month,
year-to-date,
12-month,
and annualized
inception-to-date
returns through August 31, 2023 for Class I common shares were 1.24%, 4.77%, 12.01%, 13.27%, and 6.89%, respectively (inception date is January 7, 2022).

The Fund’s annualized distribution rate is 8.82% (for Class I common shares) as of September 25, 2023.

As of August 31, 2023, our portfolio was approximately $5.2 billion based on fair market value across 156 portfolio companies and 43 industries. Our portfolio consisted of 98% first lien debt investments and 96% floating rate debt investments based on fair market value. The weighted average EBITDA of our directly originated debt investments was $228 million
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, and the overall portfolio’s net
loan-to-value,
weighted-average net leverage, and interest coverage were 40%, 4.88x, and 2.04x, respectively.
4
As of August 31, 2023, there were no investments on
non-accrual
status.
As of August 31, 2023, the Fund’s net leverage ratio was 0.75x
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, and we had approximately $2.1 billion of excess availability under our secured funding facilities.
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Select Recent Transaction Highlights
BDO USA
In August 2023, Apollo Global Management (“
Apollo
”) served as the Sole Lead Arranger on a $1.34 billion term loan for BDO USA, LLP (“
BDO
USA
”) to support the establishment of an Employee Stock Ownership Plan (ESOP). BDO USA is the largest member of BDO Global, a leading global accountancy network, and provides Audit & Assurance, Tax, and Advisory Services. Apollo was able to sole lead the transaction due to its strong underwriting capabilities to meet the bespoke needs of BDO USA and ability to provide certainty of execution.
Esdec
In August 2023, Apollo served as a lender on a €600 million senior secured term loan to support a dividend recapitalization for Esdec (“
Esdec
”). Esdec is a leading provider of solar rooftop mounting systems. Apollo collaborated with Esdec and Blackstone, the sponsor, through various iterations on a transaction structure that met Esdec’s needs ahead of an eventual IPO.

1.
For Class S common shares, ADS generated returns of 1.16%, 4.55%, 11.39%, 12.32%, and 5.91% for
1-month,
3-month,
year-to-date,
12-month,
and annualized
inception-to-date
returns through August 31, 2023 (inception date is February 1, 2022), respectively. For Class D common shares, ADS generated returns of 1.22%, 4.70%, 11.83%, 12.99%, and 14.98% for
1-month,
3-month,
year-to-date,
12-month,
and annualized
inception-to-date
returns through August 31, 2023 (inception date is July 1, 2022), respectively.

2.
The annualized distribution rate is calculated by multiplying the sum of the month’s stated base distribution per share and special distribution per share by twelve and dividing the result by the prior month’s NAV per share. The annualized distribution rate is 7.98% for Class S common shares and 8.57% for Class D common shares as of September 25, 2023.

3.
Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBTIDA).

4.
Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA). Net loan-to-value
is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

5.
The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

6.
Includes borrowing base availability under secured financing facilities, cash and net receivables from investments. Pro forma for the impact of our issuance of $650 million notes in August, subject to regulatory and borrowing base requirements.

Item 8.01. Other Events.
Net Asset Value and Portfolio Update
The NAV per share of each class of the Fund as of August 31, 2023, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of August 31, 2023
Class I Common Shares	$24.50
Class S Common Shares	$24.50
Class D Common Shares	$24.50

As of August 31, 2023, the Fund’s aggregate NAV was $3.0 billion, the fair value of its investment portfolio was approximately $5.2 billion and it had approximately $2.3 billion of principal debt outstanding, resulting in a debt-to-equity
leverage ratio of approximately 0.75x. The Fund’s net leverage ratio as of August 31, 2023 was approximately 0.75x.
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1.
The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering
The Fund is currently publicly offering on a continuous basis up to $5.0 billion in Shares (the “
Offering
”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	27,362,870	$651,881,749
Class S Common Shares	23,361,170	$561,300,418
Class D Common Shares	197,914	$4,695,199
Private Offering:
Class I Common Shares	88,980,334	$2,186,762,469
Class S Common Shares	—	—
Class D Common Shares	—	—

Total Offering and Private Offering *	139,902,288	$3,404,639,835

*	Amounts may not sum due to rounding.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: September 25, 2023	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary

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